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                                                                    EXHIBIT 13.2

                             KONGZHONG CORPORATION.

                                  Certification

            Pursuant to 18 U.S.C. Section 1350, the undersigned, Nick Yang, acting Chief Financial Officer of KongZhong Corporation (the "Company"), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2005

                                               By: /s/   Nick Yang
                                                   -----------------------------
                                                   Name: Nick Yang
                                                   Title: Acting Chief Financial
                                                   Officer

            The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.